EXHIBIT 10.13
BUSINESS OPPORTUNITY AGREEMENT
     THIS BUSINESS OPPORTUNITY AGREEMENT (this “Agreement”), dated as of June 26, 2008 is entered into by and among CRUSADER ENERGY GROUP INC., a Nevada Corporation (the “Company”), and the parties to this Agreement listed on Exhibit A hereto (each a “Designated Party” and collectively the “Designated Parties").
RECITALS
     A. Each of the Designated Parties engages, directly or indirectly, in the E&P Business.
     B. In recognition that certain Designated Parties and their respective Affiliates (other than the Company and its Subsidiaries) may engage, directly or indirectly, in the same or similar activities or lines of business and have an interest in the same or similar areas of business as the Company and its Subsidiaries, and in recognition of the benefits to be derived by the Company and its Subsidiaries through their continued contractual, corporate and business relations with each Designated Party (including services of employees, officers and directors of each Designated Party as directors and officers of the Company), this Agreement is set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries as they may involve each Designated Party, and, as applicable, its employees, officers and directors, and the powers, rights, duties, liabilities and expectations of the Company and its Subsidiaries in connection therewith.
     C. The law relating to fiduciary and other duties that certain Designated Parties may owe to the Company is not clear. The application of such law to particular circumstances is often difficult to predict, and, if a court were to hold that any Designated Party breached any such duty, such Designated Party could be subject to claims for damages or other remedies in a legal action brought by or on behalf of the Company.
     D. In order to induce the Designated Parties to serve as directors of the Company, the Company is willing to enter into this Agreement, consistent with Section 78.070 of the Nevada Revised Statutes and other applicable provisions of law of the State of Nevada, in order to renounce, effective upon the date hereof, any interest or expectancy it may have in the classes or categories of business opportunities specified herein that are presented to or identified by any Designated Party, as more fully described herein. As a result of this Agreement, each Designated Party, as applicable, may continue to conduct her, his or its business and to pursue certain business opportunities as described herein without an obligation to offer such opportunities to the Company or any of its Subsidiaries, and any Designated Party, as applicable, may continue to discharge his, her or its responsibilities as a director or employee of such Designated Party or any company in which such Designated Party has an interest.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, rights and obligations set forth in this Agreement and the benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which each of the undersigned acknowledges and confesses, the undersigned agree as follows:
     1. Renouncement of Business Opportunities. The Company, for itself and each Subsidiary of the Company, hereby renounces any interest or expectancy in any Renounced Business Opportunity and waives any claim that such potential Renounced Business Opportunity should have been presented to the Company or any Subsidiary of the Company. No Designated Party shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any Subsidiary of the Company, and any Designated Party may develop, pursue, conduct or consummate a Renounced Business Opportunity for the benefit of such Designated Party or any Third Person, provided that such Renounced Business Opportunity is developed, pursued, conducted and/or consummated, as applicable, by such Designated Party in accordance with the standard set forth in Section 2. Neither the Company nor any Subsidiary of the Company shall be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 1.
     2. Standards for Separate Conduct of Renounced Business Opportunities. A Designated Party may pursue a Renounced Business Opportunity for the benefit of such Designated Party or any Third Person if such Renounced Business Opportunity is developed, pursued, conducted and/or consummated, as applicable, solely through the use of personnel and assets of the Designated Party (including, as applicable, such Designated Party in his capacity as a director, officer, employee or agent of the Designated Party) or any other Third Person.
     3. Liability. Provided a Renounced Business Opportunity is developed, pursued, conducted and/or consummated, as applicable, by a Designated Party in accordance with the standards set forth in Section 2 hereof, no Designated Party shall be liable to the Company, any Subsidiary of the Company or any Stockholder for breach of any fiduciary or other duty by reason of such Renounced Business Opportunity. In addition, no Designated Party shall be liable to the Company, any Subsidiary of the Company or any Stockholder for breach of any fiduciary duty as a director or controlling Stockholder, as applicable, by reason of the fact that such Designated Party develops, pursues, conducts or consummates such Renounced Business Opportunity for itself, directs such Renounced Business Opportunity to any Third Person or does not communicate information regarding such Renounced Business Opportunity to the Company or any Subsidiary of the Company.
     4. Disclosing Conflicts of Interest. Should any director of the Company have actual knowledge that he or she or his or her Affiliates (other than the Company or any Subsidiary of the Company) is pursuing a Renounced Business Opportunity also pursued by the Company (or any Subsidiary of the Company), he or she shall disclose to the Company’s board of directors that he or she may have a conflict of interest, so that the board of directors may consider requesting his or her withdrawal from discussions in board deliberations, or abstention from voting on a particular matter before the board, as appropriate.
5. Interpretation.
(a)	For purposes of this Agreement, “Designated Parties” shall include all Subsidiaries and Affiliates of each Designated Party and all investment funds now or hereafter sponsored by a Designated Party and its Subsidiaries and Affiliates (other than the Company and its Subsidiaries).

(b)	As used in this Agreement, the following definitions shall apply:
(i) “Affiliate” means with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and any directors, officers, partners or 5% or more owners of such Person.
(ii) “Business Opportunity” means any potential business opportunity, transaction or other matter of which any Designated Party acquires knowledge or otherwise becomes aware, or in which any Designated Party is offered a right to participate or otherwise desires or seeks to participate.
(iii) “E&P Business” means the oil and gas exploration, exploitation, development and production business and includes without limitation (a) the ownership of oil and gas property interests (including working interests, mineral fee interests and royalty and overriding royalty interests), (b) the ownership and operation of real and personal property used or useful in connection with exploration for Hydrocarbons, development of Hydrocarbon reserves upon discovery thereof and production of Hydrocarbons from wells located on oil and gas properties and (c) debt of or equity interests in corporations, partnerships or other entities engaged in the exploration for Hydrocarbons, the development of Hydrocarbon reserves and the production and/or sale, transportation and marketing of Hydrocarbons.
(iv) “Hydrocarbons” means oil, gas or other liquid or gaseous hydrocarbons or other minerals produced from oil and gas wells.
(v) “Person” means an individual, corporation, partnership, limited liability company, trust, joint venture, unincorporated organization or other legal or business entity.
(vi) “Renounced Business Opportunity” means (a) any Business Opportunity (x) that neither the Company nor any of its Subsidiaries are financially able, contractually permitted or legally able to undertake, (y) that does not involve any aspect of the E&P Business or otherwise is of no practicable advantage to the Company or any of its Subsidiaries or (z) in which neither the Company nor any Subsidiary of the Company has any interest or reasonable expectancy, and (b) any other Business Opportunity other than a Business Opportunity that (y) is first presented to a Designated Party solely in such Person’s capacity as a director or officer of the Company or its Subsidiaries and with respect to which, at the time of such presentment, no other Designated Party has independently received notice of or otherwise identified such Business Opportunity or (z)

is identified by a Designated Party solely through the disclosure of information by or on behalf of the Company.
(vii) “Third Person” any Person other than a Designated Party, the Company and Subsidiaries of the Company.
(viii) “Stockholder” a holder of outstanding capital stock of the Company.
(ix) “Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, any other Person the majority of the voting securities of which are owned, directly or indirectly, by such first Person.
6. Miscellaneous.
(a) The provisions of this Agreement shall terminate and be of no further force and effect at such time as no Designated Party serves as a director (including Chairman of the Board) or officer of the Company or its Subsidiaries.
(b) This Agreement does not prohibit or impact the Company’s ability to participate in any Business Opportunity.
(c) This Agreement may be signed by facsimile signature and in any number of counterparts, each or which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles.
(d) In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
(e) This Agreement may not be amended or modified otherwise than by a written agreement executed by the Company and each Person listed as a Designated Party on Exhibit A; provided that the Company may (i) amend Exhibit A of this Agreement at any time and from time to time without the consent or approval of any Designated Party to add any Person who becomes a director of the Company after the date of this Agreement and Affiliates of such Person and to remove any Designated Party at any time after such Designated Party no longer serves as an officer or director of the Company and all Affiliates of such Person (provided that the removal of such Designated Party shall not affect the application of this Agreement to any such Designated Party so removed prior to such removal) and (ii) amend or waive the application of any provision of this Agreement to any Designated Party with, and not without, the prior written consent of such Designated Party.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

COMPANY: CRUSADER ENERGY GROUP INC., a Nevada corporation
By:	/s/ DAVID D. LE NORMAN
David D. Le Norman
President and Chief Executive Officer

DESIGNATED PARTIES:

/s/ ROBERT J. RAYMOND

Robert J. Raymond

/s/ JOE COLONNETTA

Joe Colonnetta

/s/ JAMES C. CRAIN

James C. Crain

/s/ PHIL D. KRAMER

Phil D. Kramer

/s/ ROBERT H. NIEHAUS

Robert H. Niehaus

/s/ SHIRLEY A. OGDEN

Shirley A. Ogden

EXHIBIT A
Designated Parties
Robert J. Raymond
Joe Colonnetta
James C. Crain
Phil D. Kramer
Robert H. Niehaus
Shirley A. Ogden
and all investment funds now or hereafter sponsored by any such Person and any such Person’s Subsidiaries and Affiliates (other than the Company and its Subsidiaries)